Exhibit 23.3

Consent of Independent Auditors
The Board of Directors
Kennedy-Wilson Holdings, Inc.:
We consent to the use of our report dated March 31, 2014, with respect to the combined statements of operations, members’ capital, and cash flows of KW Funds - 303 North Glenoaks, LLC and KW Funds - 6100 Wilshire, LLC for the year ended December 31, 2013, and the related notes to the combined financial statements, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, No. 333-184752, and No. 333-192059) on Form S-3, the registration statements (No. 333-164928, No. 333-182269, and No. 333-197492) on Form S-8, the registration statement (No. 333-164926) on Form S-1/A and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the report of KPMG LLP, independent auditors, which report appears in amendment no. 1 to the December 31, 2015 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP
Los Angeles, California
March 25, 2016